UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Securities Purchase Agreement and Convertible Notes

On March 1, 2018, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and each of RedDiamond Partners LLC and SEG-RedaShex, LLC (each a “Purchaser” and collectively, the “Purchasers”) to sell Convertible Promissory Notes (each a “Note” and collectively, the “Notes”). Pursuant to the Purchase Agreement, the Purchasers will pay an aggregate of $300,000 for the Notes in three tranches or closings.

The Purchasers purchased Notes at the signing of the Purchase Agreement for an aggregate amount of $60,000. The Purchasers will buy additional Notes for an aggregate of $60,000 within five trading days of our filing a registration statement to cover the Purchasers’ shares of common stock issuable upon conversion of the Notes. Within five trading days of the registration statement being declared effective, the Purchasers will buy additional Notes for an aggregate of $180,000.

The Notes have a maturity date of May 31, 2018. The Notes are convertible into our common stock at a conversion price equal to 60% of the lowest traded price of our common stock in the fifteen (15) trading days prior to the conversion date. A Note can be prepaid by us at any time upon ten (10) days written notice to the Purchaser for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by 130%.

The Notes limit each Purchaser to beneficial ownership of our common stock of no more than 4.99%. The Purchasers also have certain anti-dilution rights in the Purchase Agreement for a period of 12 months. These rights allow the Purchasers to exchange their Notes for any securities sold on the same terms and conditions of a subsequent financing.

Registration Rights Agreement

On March 1, 2018, we entered into a Registration Rights Agreement with the Purchasers in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock issuable upon conversion of the Notes. We agreed to file an initial registration statement within 30 days of the date of the Purchase Agreement, have the registration statement declared effective no later than 90 days after its filing and keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The disclosure under item 1.01 above is incorporated herein by reference. The sale of the Notes and the shares of common stock issuable upon conversion of the Notes was a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. No general solicitation was made either by the Company or any person acting on its behalf, and the investor is an accredited, sophisticated investor.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: March 5, 2018		/s/ William Hartman
	By:	William Hartman
	Its:	Chief Executive Officer

3